Exhibit 21

Simpson Manufacturing Co., Inc. and Subsidiaries
List of Subsidiaries of Simpson Manufacturing Co., Inc.
At February 25, 2020

1.	Simpson Strong-Tie Company Inc., a California corporation

2.	Simpson Strong-Tie International, Inc., a California corporation

3.	Simpson Strong-Tie Canada, Limited, a Canadian corporation

4.	Simpson Strong-Tie Europe EURL, a French corporation

5.	Simpson Strong-Tie, S.A.S., a French corporation

6.	Simpson Strong-Tie Australia, Inc., a California corporation

7.	Simpson Strong-Tie A/S, a Danish corporation

8.	Simpson Strong-Tie GmbH, a German corporation

9.	Simpson Strong-Tie Sp. z.o.o., a Polish corporation

10.	Simpson France SCI, a French corporation

11.	Simpson Strong-Tie Australia Pty Limited, an Australian corporation

12.	Simpson Strong-Tie Asia Limited, a Hong Kong company

13.	Simpson Strong-Tie Asia Holding Limited, a Hong Kong company

14.	Simpson Strong-Tie (Zhangjiagang) Co., Ltd., a Chinese company

15.	Simpson Strong-Tie (New Zealand) Limited, a New Zealand company

16.	Simpson Strong-Tie Switzerland GmbH, a Switzerland company

17.	S&P Clever Reinforcement Company AG, a Switzerland company

18.	S&P Handels GmbH, an Austrian company

19.	S&P Clever Reinforcement GmbH, a Germany company

20.	S&P Clever Reinforcement Company Benelux B.V., a Dutch company

21.	S&P Polska Sp. z.o.o., a Polish corporation

22.	Clever Reinforcement Iberica - Materiais de Construção, Lda., a Portugal company

23.	S&P Reinforcement France SAS, a French company

24.	Simpson Strong-Tie Vietnam Company Limited, a Vietnam company

25.	Simpson Strong-Tie South Africa (PTY) Ltd, a South Africa company

26.	Simpson Strong-Tie Chile Limitada, a Chile company

27.	S&P Reinforcement Nordic ApS, a Danish company

28.	Simpson Strong-Tie Structural Connectors Ireland Ltd, an Ireland company

29.	Multi Services Dêcoupe S.A., a Belgium company

30.	CG Visions, LLC, an Indiana corporation

31.	Gbo Fastening Systems AB, a Swedish corporation

32.	Christiania Spigerverk AS, a Norwegian company

33.	Simpson LotSpec, LLC, a Delware Company

34.	D.P.P. B.V Limited, a Dutch Company

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